CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


      This CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is made between Composite Technology Corporation, a Nevada corporation (the "Company") and Dominic J.G.G. Majendie.

      In consideration of my employment with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or Affiliates of the Company and for purposes of this Agreement, "Affiliates" shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company), the receipt of confidential information while associated with the Company, and other good and valuable consideration, I, the undersigned individual, agree that:

      1. Term of Agreement. This Agreement shall continue in full force and effect for the duration of my employment by the Company (the "Period of Employment").

      2. Confidentiality.

            (a) Existence of Confidential Information. The Company is in the legal possession of and/or owns and will develop and/or acquire Proprietary Information, as defined below, which have value to its business. This Confidential Information includes not only information disclosed by the Company to me, but also information developed or learned by me during the course of my employment with the Company.

            (b) Definitions. "Proprietary Information" is all information in whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its Affiliates, or its employees, customers, consultants or business associates. All Proprietary Information not generally known outside of the Company's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

                  (i) Formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results and research projects;

                  (ii) information about costs, profits, markets, sales, contracts and lists of customers and distributors;

                  (iii) business, marketing and strategic plans;

                  (iv) forecasts, unpublished financial information, budgets, projections and customer identities, characteristics and agreements; and

                  (v) employee personnel files and compensation information.

Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

            (c) Protection of Confidential Information. I will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties and for the benefit of the Company, any of the Company's Confidential Information, either during or after my employment with the Company.


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            (d) Delivery of Confidential Information. Upon request or when my employment with the Company terminates, I will immediately deliver to the Company all copies of any and all materials and writings received from, created for or belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

            (e) Location and Reproduction. I shall maintain at my work station and/or any other place under my control only such Confidential Information as I have a current "need to know." I shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. I shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of the Company for reproduction.

            (f) Prior Actions and Knowledge. I represent and warrant that from the time of my first contact with the Company I held in strict confidence all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

            (g) Third-Party Information. I acknowledge that the Company has received and in the future will receive from third parties the third party's confidential information subject to a duty on the Company's part to maintain the confidentiality of such information, and to use it only for certain limited purposes. I agree during the Period of Employment and thereafter, I will hold all such confidential information in the strictest confidence and not disclose or use it, except as necessary to perform my obligations hereunder, and as is consistent with the Company's agreement with such third parties.

            (h) Third Parties. I represent my employment with the Company does not and will not breach any agreements with or duties to a former employer or any other third party. I will not disclose to the Company or use on its behalf any confidential information belonging to others and I will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

      3. Proprietary Rights, Inventions and New Ideas.

            (a) Definition. The term "Subject Ideas" or "Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights and claims related to the foregoing, whether or not patentable, which are conceived, developed or created in whole or in part by me during the period I am employed by the Company and which: (i) relate to the Company's current or contemplated business or activities; (ii) relate to the Company's actual or demonstrably anticipated research or development; (iii) result from any work performed by me for the Company; (iv) involve the use of the Company's equipment, supplies, facilities or trade secrets; (v) result from or are suggested by any work done by the Company or at the Company's request, or any projects specifically assigned to me; or (vi) result from my access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, equipment or other materials (collectively, "Company Materials").

            (b) Company Ownership. I hereby assign all right, title and interest in and to all of my Subject Ideas and Inventions, including but not limited to all registrable and patent rights which may subsist therein, to the Company. All Subject Ideas and Inventions shall be considered works made for hire. I shall take all actions deemed necessary by the Company to protect the Company's rights therein.

            (c) California Labor Code. Section 3(b) of this Agreement shall not apply if and to the extent California Labor Code Section 2870 lawfully prohibits the assignment of rights in such intellectual property. I acknowledge I understand the limits placed on this definition by California Labor Code Section 2870, if applicable to me, which provides:


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                  "(1) Any provision in an employment
                  agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

                        a. Relate at the time of conception
                        or reduction to practice of the
                        invention to the employer's
                        business, or actual or demonstrably
                        anticipated research or development
                        of the employer; or

                        b. Result from any work performed by
                        the employee for the employer.

                  2) To the extent a provision in an
                  employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

            (d) I understand I bear the full burden of proving to the Company an Invention qualifies fully under Section 2870. I agree to disclose promptly to the Company in writing full details of any and all Subject Ideas and Inventions.

            (e) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Subject Ideas and Inventions and their development made by me (solely or jointly with others) during the term of my employment with the Company. These records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times.

            (f) Access. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by me, or whether they result from my access to Confidential Information or Company Materials, I agree that any Subject Idea and Invention shall, among other circumstances, be deemed to have resulted from my access to Company Materials if: (i) it grew out of or resulted from my work with the Company or is related to the business of the Company, and (ii) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by me or with my significant aid, within one (1) year after termination of the Period of Employment.

            (g) Assistance. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights or registrations on said Subject Ideas and Inventions in any and all countries, and to that end will execute all documents necessary:

                  (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and


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                  (iii) to cooperate with the Company (but at the Company's
expense) in any enforcement or infringement proceeding on such letters patent, copyright or other analogous protection.

            (h) Authorization to Company. In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to a Subject Idea and Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas and Inventions in any and all countries shall continue beyond the termination of my relationship with the Company, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

            (i) Exhibit. I acknowledge that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements which I desire to exclude from the operation of this Agreement except for the list set forth on Exhibit A, Prior Knowledge and Inventions, to this Agreement. To the best of my knowledge, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between me and any other person (including any business or governmental entity).

            (j) No Use of Name. I shall not at any time use the Company's name or any of the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the Company.

      4. Prohibited Activity. To prevent the above-described disclosure, misappropriation and breach, I agree that during the Period of Employment and for a period of one (1) year after termination of the Period of Employment, without the Company's express written consent, I shall not, directly or indirectly, (i) employ, solicit for employment or recommend for employment by any party other than the Company, any person employed by the Company (or any Affiliate) as an employee or a consultant; and (ii) call on, solicit or take away, or attempt to call on, solicit or take away, any of the Company's customers or potential customers on whom I called or with whom I became acquainted during my Period of Employment.

      5. Representations and Warranties. I represent and warrant (i) I have no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with my undertaking a relationship with the Company; (ii) the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) I will not use in the performance of my responsibilities for the Company any materials or documents of a former employer; and (iv) I have not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

      6. Termination Obligations.

            (a) Upon the termination of my relationship with the Company or promptly upon the Company's request, I shall surrender to the Company all equipment, tangible Proprietary Information, documents, books, notebooks, records, reports, notes, memoranda, drawings, sketches, models, maps, contracts, lists, computer disks (and other computer-generated files and data), any other data and records of any kind, and copies thereof (collectively, "Company Records"), created on any medium and furnished to, obtained by or prepared by myself in the course of or incident to my employment, that are in my possession or under my control.


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            (b) My representations, warranties and obligations contained in this
Agreement shall survive the termination of the Period of Employment.

            (c) Following any termination of the Period of Employment, I will fully cooperate with the Company in all matters relating to my continuing obligations under this Agreement.

            (d) In the event that I leave the employ of the Company I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

      7. Injunctive Relief. I acknowledge my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance and other equitable relief. I further agree no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand other action may be taken and remedies enforced against me.

      8. Modification. No modification of this Agreement shall be valid unless made in writing and signed by both parties.

      9. Binding Effect. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

      10. Governing Law. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties only in the courts of Orange County, in the State of California, or, if it has or can acquire jurisdiction, in the appropriate United States District Court for the Southern District of California, and each of the Parties consents to such venue and to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

      11. Integration. This Agreement sets forth the parties' mutual rights and obligations with respect to proprietary information, prohibited competition after the Period of Employment and intellectual property. It is intended to be the final, complete and exclusive statement of the terms of the parties' agreements regarding these subjects. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to myself and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control unless changed in writing by the Company.

      12. Employment at Will. This Agreement is not an employment agreement. I understand that the Company may terminate my association or employment with it at any time, with or without cause, subject to the terms of any separate written employment agreement executed by a duly authorized officer of the Company.

      13. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

      14. Attorneys' Fees. Should either I or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to legal proceedings to enforce this Agreement, the prevailing party (as defined in California statutory law) in such legal proceeding shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.


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      15. Severability. If any term, provision, covenant or condition of this
Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

      16. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either the Company or me (or by that party's successor), whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive that party's right to exercise any or all other rights and remedies. This Agreement will inure to the benefit of the Company and its successors and assigns.

      17. Nonwaiver. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either myself, if I am seeking to waive any of my rights under this Agreement, or by an officer of the Company (other than me) or some other person duly authorized by the Company.

      18. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered or sent by regular mail, with postage prepaid, to my residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

      19. Date of Effectiveness. This Agreement shall be deemed effective as of the commencement of my employment with the Company.

      20. Agreement to Perform Necessary Acts. I agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

      21. Assignment. This Agreement may not be assigned without the Company's prior written consent.

      22. Compliance with Law. I agree to abide by all federal, state and local laws, ordinances and regulations.

      23. Survival. Section 2 (b), (c) (d), Section 3 (g), (h) (j), and Sections 4, 7, 10, 14 and 20 shall survive the expiration or termination of this Agreement.

      24. Employee Acknowledgment. I acknowledge that I have had the opportunity to consult legal counsel in regard to this Agreement, that I have read and understand this Agreement, that I am fully aware of its legal effect, and that I have entered into it freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement.


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

CAUTION: THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS OF TRUST AND AFFECTS THE EMPLOYEE'S RIGHTS TO INVENTIONS AND OTHER INTELLECTUAL PROPERTY THE EMPLOYEE MAY DEVELOP DURING HIS OR HER EMPLOYMENT.

Dated: November 18th, 2005


------------------------------------
Employee Signature


      Dominic J.G.G. Majendie
------------------------------------
Printed Name of Employee

Composite Technology Corporation
a Nevada corporation

By:
    --------------------------------

Name:        Benton H Wilcoxon
      ------------------------------

Title:       Chief Executive Officer
      ------------------------------


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                                    EXHIBIT A

                         PRIOR KNOWLEDGE AND INVENTIONS

1. Except as set forth below, I acknowledge that certain inventions which I may conceive or first actually reduce to practice after I enter the employ of the Company shall be the sole property of the Company. The following are those inventions that I own at this time (if none, so state):
            None, however, all literary works are excluded
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

2. Except as set forth below, I acknowledge that I have no other current or prior agreements, relationships or commitments that conflict with my relationship with the Company under my Confidential Information and Invention Assignment Agreement (if none, so state):
            NONE
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------

3. I acknowledge and agree that I will not use any proprietary information or trade secrets belonging to other persons or entities, including former employees, in my work for the Company. I further certify that I returned all property and confidential information belonging to all prior employers.


Dated:            November 18th, 2005
       ------------------------------          ---------------------------------
                                               Dominic J.G.G. Majendie
                                               [Name of Employee]


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